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EXHIBIT 21  SUBSIDIARIES OF HYPERCOM CORPORATION

List of Subsidiaries

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           Name of Entity                                                   Jurisdiction of Organization
1.         Hypercom U.S.A., Inc.                                            Delaware
2          Golden Eagle Leasing, Inc.                                       Arizona
3.         ePicNetz, Inc.                                                   Nevada
4          Hypercom Horizon, Inc.                                           Missouri
5.         Hypercom Manufacturing Resources, Inc.                           Arizona
6.         Hypercom EMEA, Inc.                                              Arizona
7.         Hypercom Latino America, Inc.                                    Arizona
8.         Hypercom Transaction Systems, L.L.C.                             Arizona
9.         Hypercom Puerto Rico Repair Facility, G.P.                       Arizona
10.        Hypercom Canada Ltd.                                             Canada
11.        Hypercom de Mexico, S.A. de C.V.                                 Mexico
12         Hypercom de Chile, S.A.                                          Chile
13         Netset Chile, S.A.                                               Chile
14         Hypercom Argentina S.A.                                          Argentina
15         Hypercom de Venezuela C.A.                                       Venezuela
16         Hypercom do Brasil Industria e Comercio Limitada                 Brazil
17         Hypercom do Brasil Comercial Limitada                            Brazil
18         Netset SP Tecnologia e Servicos em Teleinformatica Limitada      Brazil
19         Schalter Eletronica Limitada                                     Brazil
20         Aquarius Tecnologia e Informatica Limitada                       Brazil
21.        Hypercom GmbH                                                    Germany
22.        Hypercom France S.A.R.L.                                         France
23.        Hypercom Financial Terminals AB                                  Sweden
24.        Hypercom Hungary KFT                                             Hungary
25.        Hypercom Australia Pty., Ltd.                                    Australia
26.        Hypercom Net Transactions, Pty., Ltd.                            Australia
27.        Hypercom Far East Ltd.                                           Hong Kong
28.        Hypercom Asia Ltd.                                               Hong Kong
29.        Hypercom Asia (Singapore) Pte. Ltd.                              Singapore
30.        Hypercom (Thailand) Co., Ltd.                                    Thailand
31.        Hypercom Electronic Manufacturing (Shenzhen) Co. Ltd.            China
32.        Hypercom China Co. Ltd.                                          Hong Kong
33.        Hypercom Asia Services Ltd.                                      Hong Kong
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